As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AIRGAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4523882
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

(Address of principal executive offices) (Zip code)

Airgain, Inc. 2021 Employment Inducement Incentive Award Plan

(Full title of the plan)

Jacob Suen President and Chief Executive Officer Airgain, Inc. 3611 Valley Centre Drive, Suite 150 San Diego, CA 92130 (760) 579-0200	With a copy to: Matthew T. Bush Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,049,252 shares of common stock of Airgain, Inc. (the “Registrant”) issuable under the Airgain, Inc. 2016 Incentive Award Plan (as amended and restated effective June 10, 2026) (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statements on Form S-8, File Nos. 333-213770 and 333-253845, previously filed with the Securities and Exchange Commission (“SEC”) respect to the Plan, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Airgain, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;
(c)
The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 6, 2026 and August 5, 2026, respectively;
(d)
The Registrant’s Current Reports on Form 8-K filed with the SEC on April 21, 2026 and June 11, 2026; and
(e)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-37851), filed with the SEC on August 3, 2016, as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

Exhibit No.	Description	Where Located
4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to our Current Report on Form 8-K, filed with the SEC on August 17, 2016

4.2	Amended and Restated Bylaws, effective as of February 1, 2023	Incorporated by reference to our Current Report on Form 8-K, filed with the SEC on February 6, 2023

4.3	Specimen stock certificate evidencing the shares of common stock	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333- 212542), filed with the SEC on July 29, 2016

4.4	Description of Registered Securities	Incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on March 21, 2022

5.1	Opinion of Latham & Watkins LLP	Filed herewith

10.1*	Airgain, Inc. 2016 Incentive Award Plan (as amended and restate effective June 10, 2026)	Incorporated by reference to our Quarterly Report on Form 10-Q, filed with the SEC on August 5, 2026

10.2*	Amendment No.1 to Form S-1 Registration Statement	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333- 212542), filed with the SEC on July 29, 2016

10.3*	Airgain, Inc. 2016 Incentive Award Plan	Incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on March 15, 2019

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)	Filed herewith

24.1	Power of Attorney (see signature page)	Filed herewith

107	Filing Fee Table	Filed herewith

* Indicates a contract, compensatory plan or arrangement in which our directors or executive officers are eligible to participate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 6, 2026.

AIRGAIN, INC.

By:	/s/ Jacob Suen
Name:	Jacob Suen
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jacob Suen and Michael Elbaz, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jacob Suen	President, Chief Executive Officer, and Director	August 6, 2026
Jacob Suen	(principal executive officer)

/s/ Michael Elbaz	Chief Financial Officer and Secretary	August 6, 2026
Michael Elbaz	(principal financial and accounting officer)

/s/ James K. Sims	Chairman of the Board of Directors	August 6, 2026
James K. Sims

/s/ Kiva A. Allgood	Director	August 6, 2026
Kiva A. Allgood

/s/ Tzau-Jin Chung	Director	August 6, 2026
Tzau-Jin Chung

/s/ Joan H. Gillman	Director	August 6, 2026
Joan H. Gillman

/s/ Thomas A. Munro	Director	August 6, 2026
Thomas A. Munro

/s/ Arthur M. Toscanini	Director	August 6, 2026
Arthur M. Toscanini